Exhibit 99.1

TOUGHBUILT™ INCREASES PRODUCT SKU’s FROM 4 TO 25

AT NETHERLANDS LEADING RETAILER, TOOLSTATION

LAKE FOREST, CA; February 17, 2021 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. (“ToughBuilt”) (NASDAQ: TBLT; TBLTW), today announced that it has grown its business from 4 SKU’s to 25 SKU’s with Toolstation. These include current ranges of ToughBuilt’s steel sawhorse line, soft-sided tool storage and kneepads and have been slotted for immediate placement in all stores, catalog and on www.toolstation.nl in the Netherlands and Belgium region.

Michael Panosian, ToughBuilt CEO, commented, “We are very proud to report on our growing relationship with Toolstation, which reaches thousands of end users through its brick-and-mortar stores, strong catalog distribution and online presence. Our increases SKU count with Toolstation strengthens our presence in Europe and expands our coverage in the Benelux region. Our products will be shipped directly from our stock at Netherlands 3PL center. We look forward to launching many more lines and growing with Toolstation across more categories and across Europe.”

About Toolstation:

Toolstation, based in the Netherlands and founded in 2006, with over 60 stores in Benelux countries. One of the highly respected single source suppliers of tools, accessories and building products for professionals and serious do-it-yourselfers.

ABOUT TOUGHBUILT INDUSTRIES, INC.:

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

Forward-Looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) delays in bringing products to key markets, (iii) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (iv) intense competition in the industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) our reliance on single suppliers for certain product components, (x) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xi) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Relations Contact:

Andrew J. Barwicki

516-662-9461

Andrew@barwicki.com

Source: Toughbuilt Industries, Inc.